                                   EXHIBIT 21

                     SUBSIDIARIES OF THE ENSTAR GROUP, INC.
                              AS OF MARCH 15, 2004

The following table lists each subsidiary of The Enstar Group, Inc. indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

                                                            % of
                                                           Voting
Name                                                     Securities              Jurisdiction
----                                                     ----------              ------------
The Enstar Group, Inc.
A.   Castlewood Holdings Limited                         50%                     Bermuda
     1.   Castlewood Limited                             100%                    Bermuda
          a)   Castlewood (EU) Holdings Ltd.             100%                    England
               i)   Castlewood (EU) Ltd.                 100%                    England
               ii)  Cranmore Adjusters Limited           100%                    England
                    1)   Hurstcourt Underwriting         100%                    England
                         Review
          b)   Castlewood Brokers Limited                100%                    Bermuda
          c)   Bantry Holdings Ltd.                      50%                     Bermuda
               i)   Blackrock Holdings Ltd.              30%                     Bermuda
                    1)   Kinsale Brokers Limited         100%                    England

     2.   Kenmare Holdings Limited                       100%                    Bermuda
          a)   Fitzwilliam (SAC) Insurance               100%                    Bermuda
               Limited
          b)   Revir Limited                             100%                    Bermuda
               i)   River Thames Insurance               100%                    England
                    Company
               ii)  Overseas Reinsurance                 100%                    Bermuda
                    Corporation Limited
               iii) Regis Agencies Limited               100%                    England
          c)   Hudson Reinsurance Company                100%                    Bermuda
               Limited
     3.   Hillcot Holdings Limited                       50%                     Bermuda
          a)   Hillcot Reinsurance Company               100%                    England
               Limited
               i)   Hillcot Underwriting                 100%                    England
                    Management
               ii)  Hillcot Management Services          100%                    England
                    Ltd.
     4.   Denman Holdings Limited                        100%                    Barbados
          a)   Castlewood Holdings (US) Inc.             100%                    Delaware
               i)   Castlewood (US) Inc.                 100%                    Delaware
               ii)  Cranmore (US) Inc.                   100%                    Delaware
               iii) Castlewood Investments               100%                    Delaware
                    Inc.

B.   B.H. Acquisition Ltd.                               50%                     Bermuda
     1.   Brittany Insurance Company Ltd.                100%                    Bermuda
     2.   Paget Holdings GmbH                            100%                    Austria
          a)   Compagnie Europeene                       99.9%(1)                Belgium
               d'Assurances Industrielles
               SA

C.   Enstar Financial Services, Inc.                     100%                    Florida

D.   JCF CFN LLC                                         0                       Delaware

E.   JCF CFN II LLC                                      0                       Delaware

(1) The remaining 0.1% of the company's voting securities is owned directly by Brittany Insurance Company Ltd.